Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2022 THIRD QUARTER RESULTS

Hauppauge, NY – August 10, 2022 – Forward Industries, Inc. (NASDAQ:FORD), a single source solution provider for the full spectrum of hardware and software product design and engineering services as well as a designer and distributor of carry and protective solutions, today announced financial results for its third quarter ended June 30, 2022.

Third Quarter Fiscal 2022 Financial Highlights

•	Revenues were $10.6 million, an increase of 6.0% from $10.0 million for the three months ended June 30, 2021.

•	Gross margin declined to 18.1% compared to 21.9% for the three months ended June 30, 2021.

•	Operating loss was $0.4 million compared to operating income of $0.3 million for the three months ended June 30, 2021.

•	Net loss was $0.4 million compared to net income of $0.2 million for the three months ended June 30, 2021.

•	Basic and diluted (loss)/earnings per share was $(0.04) compared to $0.02 for the three months ended June 30, 2021.

•	Cash balance of $2.3 million at June 30, 2022 as compared to $1.4 million at September 30, 2021.

Terry Wise, Chief Executive Officer of Forward Industries, stated “Our revenues continued to improve but this was a predictably challenging quarter as the unprecedented logistical challenges continue. Our design division, principally IPS, continued to perform strongly. OEM performed in line with expectations. We have started to implement measures to mitigate the retail supply chain cost pressures, which we expect will help improve the financial performance of our retail division in future periods. I therefore believe that we will close out our fiscal year on a stronger footing despite the significant challenges facing the business.”

The tables below are derived from the Company’s consolidated financial statements included in its Form 10-Q filed on August 10, 2022 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal quarters ended June 30, 2022 and 2021. Please also refer to the Company’s Form 10-K for a discussion of risk factors applicable to the Company and its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding our belief regarding how we will finish the fiscal year. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of our sales people, failure to develop products at a profit, failure to commercialize products that we develop, continued supply chain issues, inability of our design division’s customers to pay for our services, unanticipated issues with our affiliated sourcing agent, issues at Chinese factories that we source our products as a result of the pandemic or otherwise, and failure to obtain acceptance of our products by big box retail stores. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2021 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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About Forward Industries

Forward is a fully integrated design, development and manufacturing solution provider to top tier medical and technology customers worldwide. Through its acquisitions of Intelligent Product Solutions, Inc. and Kablooe Design, Inc., the Company has expanded its ability to design and develop solutions for its existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services. In addition to our existing design and distribution of carry and protective solutions, primarily for handheld electronic devices, we are now a one-stop shop for design development and manufacturing solutions serving a wide range of clients in the industrial, commercial, medical and consumer industries.

For more information, contact:

Anthony Camarda, CFO, Forward Industries, Inc.

(631) 547-3041, acamarda@forwardindustries.com

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	September 30, 2021
	(Unaudited)
Assets

Current assets:
Cash	$2,277,635	$1,410,365
Accounts receivable, net	8,738,264	8,760,715
Inventories, net	4,871,734	2,062,557
Prepaid expenses and other current assets	483,232	561,072
Total current assets	16,370,865	12,794,709

Property and equipment, net	234,401	167,997
Intangible assets, net	1,159,090	1,318,658
Goodwill	1,758,682	1,758,682
Operating lease right of use assets, net	3,633,267	3,743,242
Other assets	72,251	72,251
Total assets	$23,228,556	$19,855,539

Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$433,412	$391,992
Due to Forward China	8,756,217	5,733,708
Deferred income	623,395	187,695
Current portion of earnout consideration	–	25,000
Current portion of operating lease liability	415,494	340,151
Accrued expenses and other current liabilities	1,075,757	529,497
Total current liabilities	11,304,275	7,208,043

Other liabilities:
Note payable to Forward China	1,450,000	1,600,000
Operating lease liability, less current portion	3,407,626	3,559,053
Earnout consideration, less current portion	70,000	45,000
Total other liabilities	4,927,626	5,204,053

Total liabilities	16,231,901	12,412,096

Commitments and contingencies	–	–

Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized; 10,061,185 shares issued and outstanding at June 30, 2022 and September 30, 2021	100,612	100,612
Additional paid-in capital	20,062,912	19,914,476
Accumulated deficit	(13,166,869)	(12,571,645)
Total shareholders' equity	6,996,655	7,443,443
Total liabilities and shareholders' equity	$23,228,556	$19,855,539

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2022	2021	2022	2021

Revenues, net	$10,588,835	$9,964,514	$32,517,139	$28,077,496
Cost of sales	8,671,103	7,781,485	25,727,964	21,888,135
Gross profit	1,917,732	2,183,029	6,789,175	6,189,361

Sales and marketing expenses	664,484	620,737	2,106,263	1,802,134
General and administrative expenses	1,639,053	1,293,941	5,177,241	5,102,545
(Loss)/income from operations	(385,805)	268,351	(494,329)	(715,318)

Gain on forgiveness of note payable	–	–	–	(1,356,570)
Fair value adjustment of earn-out consideration	–	10,000	–	(20,000)
Interest income	–	(32,459)	–	(88,760)
Interest expense	30,424	45,802	94,115	138,908
Other expense, net	2,684	1,421	6,780	3,209
(Loss)/income before income taxes	(418,913)	243,587	(595,224)	607,895

Provision for income taxes	–	–	–	–
Net (loss)/income	$(418,913)	$243,587	$(595,224)	$607,895

(Loss)/earnings per share:
Basic	$(0.04)	$0.02	$(0.06)	$0.06
Diluted	$(0.04)	$0.02	$(0.06)	$0.06

Weighted average common shares outstanding:
Basic	10,061,185	9,963,969	10,061,185	9,919,579
Diluted	10,061,185	10,512,893	10,061,185	10,423,108

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